Exhibit 99.1

Nexvet Reports Financial Results for Third Quarter of Fiscal Year 2015

DUBLIN, Ireland and MELBOURNE, Australia, May 8, 2015 – Veterinary biologic therapy developer Nexvet Biopharma (Nasdaq: NVET) today announced its financial results for the three and nine month periods ended March 31, 2015.

Corporate Highlights

•	In February 2015, we closed our initial public offering of 4.0 million ordinary shares at a price to the public of $10.00 per share. The underwriters partially exercised their over-allotment option and purchased an additional 0.2 million shares. Following the sales of these securities, we received aggregate gross proceeds of $41.8 million and net proceeds of $38.0 million.

•	In March 2015, we received the results of a sample size reassessment for the ongoing NV-01 pivotal safety and efficacy study, which indicated that in order to have a high probability of a statistically significant endpoint at the day 28 primary assessment, it would be necessary to substantially increase the current size of the study. In April 2015, we announced that we intend to continue the current study to completion without a change in study size, while also commencing a new placebo-controlled multi-site field safety and efficacy study to assess various doses and dosing regimens of NV-01. This new study is expected to enroll approximately 150 dogs, cost approximately $1.0 million and be completed in the fourth calendar quarter of 2015.

•	In March 2015, former Division Head of Novartis Animal Health Dr. George Gunn became non-executive chairman of the Nexvet Board of Directors. Former chairman Chris Brown remains on the Board as a non-executive director.

Third Quarter 2015 Financial Results

As of March 31, 2015, Nexvet had cash of $55.5 million.

For the three months ended March 31, 2015, Nexvet reported a net loss of $2.7 million, compared to $1.5 million for the three months ended March 31, 2014. Net loss per share attributable to ordinary shareholders (basic and diluted) for the three months ended March 31, 2015 was $0.36, compared to $1.47 for the three months ended March 31, 2014.

The net loss of $2.7 million for the three months ended March 31, 2015 included operating expenses of $5.1 million, reflecting $2.7 million in research and development expenses and $2.4 million in general and administrative expenses. Other income comprised $2.4 million, principally research and development incentive income of $1.0 million and an exchange gain of $1.3 million.

The net loss of $1.5 million for the three months ended March 31, 2014 included operating expenses of $2.7 million, reflecting $1.6 million in research and development expenses and $1.1 million in general and administrative expenses. Other income comprised $1.2 million, principally research and development incentive income of $0.6 million and government grant income of $0.6 million.

For the nine months ended March 31, 2015, Nexvet reported a net loss of $7.4 million, compared to $3.5 million for the nine months ended March 31, 2014. Net loss per share attributable to ordinary shareholders (basic and diluted) for the nine months ended March 31, 2015 was $2.30, compared to $3.48 for the nine months ended March 31, 2014.

The net loss of $7.4 million for the nine months ended March 31, 2015 included operating expenses of $15.1 million, reflecting $7.4 million in research and development expenses and $7.7 million in general and administrative expenses. Other income comprised $7.7 million, principally research and development incentive income of $2.7 million, an exchange gain of $4.6 million and government grant income of $0.4 million.

The net loss of $3.5 million for the nine months ended March 31, 2014 included operating expenses of $6.2 million, reflecting $3.6 million in research and development expenses and $2.6 million in general and administrative expenses. Other income comprised $2.7 million, principally research and development incentive income of $1.4 million and government grant income of $1.2 million.

The increased operating expenses for both the three and nine month periods ended March 31, 2015, compared to the corresponding periods in 2014, primarily related to increased program development costs associated with the pivotal safety and efficacy study for NV-01, proof-of-concept studies for NV-02 and NV-08, increased consulting, accounting and legal fees associated with our initial public offering, and increased expenses associated with building our team and supporting the growth in our operations.

About Nexvet (www.nexvet.com)

Nexvet is a clinical-stage biopharmaceutical company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly create monoclonal antibodies (“mAbs”) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates also build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	March 31, 2015	June 30, 2014
Assets
Current assets
Cash	$55,467	$30,041
Other income receivable	2,494	2,404
Prepaid expenses and other	957	643

Total current assets	58,918	33,088

Property, plant and equipment, net	555	514
Intangible assets, net	1	2

Total assets	$59,474	$33,604

Liabilities, Convertible Preference Shares and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable	$761	$870
Accrued expenses	2,040	2,299
Lease incentive liability	23	28

Total current liabilities	2,824	3,197

Lease incentive liability	66	103
Warrants	—	5,435

Total noncurrent liabilities	66	5,538

Total liabilities	$2,890	$8,735

Commitments and contingencies
Convertible preference shares
SIRPS, $0.125 nominal value per share, zero and 4,000,000 shares authorized as of March 31, 2015 and June 30, 2014, respectively—zero and 1,737,132 shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	$—	$8,177
Series B, $0.125 nominal value per share, zero and 8,000,000 shares authorized as of March 31, 2015 and June 30, 2014, respectively—zero and 4,200,006 shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	—	25,649

Total convertible preference shares	$—	$33,826

Shareholders’ equity (deficit)
Ordinary shares, $0.125 nominal value per share 100,000,000 and 20,000,000 shares authorized as of March 31, 2015 and June 30, 2014, respectively—11,350,845 and 1,268,810 shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	$1,418	$126
Euro deferred shares, €100 nominal value per share, 400 and zero shares authorized as of March 31, 2015 and June 30, 2014, respectively—400 and zero shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	13	—
Additional paid-in capital	79,079	2,342
Accumulated other comprehensive (loss) income	(4,750)	373
Accumulated deficit	(19,176)	(11,798)

Total shareholders’ equity (deficit)	56,584	(8,957)

Total liabilities, convertible preference shares and shareholders’ equity (deficit)	$59,474	$33,604

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenue
Other	$—	$7	$25	$7

Total revenue	—	7	25	7
Operating Expenses
Research and development	2,679	1,601	7,444	3,621
General and administrative	2,430	1,099	7,688	2,551

Total operating expenses	5,109	2,700	15,132	6,172

Loss from operations	(5,109)	(2,693)	(15,107)	(6,165)
Other Income (Expense)
Research and development incentive income	1,011	626	2,693	1,443
Government grant income	84	581	403	1,247
Exchange gain (loss)	1,341	(2)	4,595	(41)
Interest income	5	18	38	37

Net loss	$(2,668)	$(1,470)	$(7,378)	$(3,479)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.36)	$(1.47)	$(2.30)	$(3.48)

Weighted-average ordinary shares outstanding, basic and diluted	7,474,478	1,000,000	3,204,434	1,000,000

Comprehensive Loss
Net loss	$(2,668)	$(1,470)	$(7,378)	$(3,479)
Net (loss) gain in foreign currency translation adjustments	(1,505)	84	(5,123)	162

Total comprehensive loss	$(4,173)	$(1,386)	$(12,501)	$(3,317)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements consist of all statements other than statements of historical fact, including, statements regarding our future results of operations and financial position, ability to reach a statistically significant endpoint at the primary assessment of the NV-01 pivotal safety and efficacy study, results of the current, new or any future NV-01 study, future expenditures relating to NV-01, the time for completion of any of our studies, business strategy, prospective products, ability to obtain product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “position,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Factors that could cause actual results to differ materially from our expectations expressed in this press release include those summarized under Risk Factors in our reports on Forms 10-Q and the other documents we file from time to time with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to revise or update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Unless otherwise stated or the context otherwise indicates, references to “we,” “us,” “our,” “Nexvet,” “Nexvet Biopharma plc” or the “Company” refer to Nexvet Biopharma public limited company and its consolidated subsidiaries.

CONTACT:

Investors

Candice Knoll

Blueprint Life Science Group

+1 415-375-3340 Ext. 105

cknoll@bplifescience.com

Media

Lynn Granito

Berry & Co. Public Relations

+1 212-253-8881

lgranito@berrypr.com

Company

Damian Lismore

CFO, Nexvet Biopharma plc

+1 415-606-5744

damian.lismore@nexvet.com